   As filed with the Securities and Exchange Commission on December 29, 1995
                                          Registration No. 33-
   --------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ______________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ______________________

                      MCDONALD & COMPANY INVESTMENTS, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                                                    34-1391950
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                           McDonald Investment Center
                              800 Superior Avenue
                             Cleveland, Ohio 44114
          (Address of principal executive offices, including zip code)
                             ______________________

           MCDONALD & COMPANY INVESTMENTS, INC. 1995 STOCK BONUS PLAN

                            (Full title of the plan)
                             ______________________

                                    Copy to:
 William B. Summers, Jr.
 President and Chief Executive Officer         Thomas F. McKee, Esq.
 McDonald & Company Investments, Inc.          Calfee, Halter & Griswold
 McDonald Investment Center                    1400 McDonald Investment Center
 800 Superior Avenue                           800 Superior Avenue
 Cleveland, Ohio  44114                        Cleveland, Ohio  44114
 (216) 443-2300                                (216) 622-8200

(Name, address and telephone number, including area code, of agent for service)
                             ______________________

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------
                                   Proposed             Proposed
 Title of                          maximum              maximum
securities          Amount         offering             aggregate       Amount of
  to be              to be         price                offering        registration
registered        registered       per share (1)        price (1)       fee
-------------------------------------------------------------------------------------
Common Stock,       1,040,000       $17.8125            $18,525,000     $6,388.00
par value           shares
$1.00 per share
------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee.

                 The contents of the Registration Statement on Form S-8 (Reg. No. 33-54521) are hereby incorporated by reference into this Registration Statement, pursuant to General Instruction E to Form S-8.

                                    PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------
                 The following documents of McDonald & Company Investments, Inc. (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

                 1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995;

                 2. The Company's Quarterly Report on Form 10-Q for the first and second quarters of fiscal 1996;

                 3. The Company's Definitive Proxy Statement used in connection with its Annual Meeting of Stockholders held on August 2, 1995;

                 4. The Company's Form 8-K Current Report dated August 15, 1995; and

                 5.       The Company's Form 8-A dated July 1, 1983 (Reg. No.
                          1-8526).

                 All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits
         --------
         See the Exhibit Index at Page E-1 of this Registration Statement.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, this 28th day of December, 1995.

                                     MCDONALD AND COMPANY INVESTMENTS, INC.



                                     By: /s/ William B. Summers, Jr.
                                         ------------------------------------
                                         William B. Summers, Jr.,
                                         President and Chief Executive Officer


                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Thomas M. O'Donnell, William
B. Summers, Jr., Robert T. Clutterbuck and Thomas F. McKee, or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all Exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, or any one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any one of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 28, 1995.


             Signature                               Title
             ---------                               -----

  /s/ William B. Summers, Jr.              President, Chief Executive Officer
  -----------------------------            and Director (Principal Executive
  William B. Summers, Jr.                  Officer)


  /s/ Thomas M. O'Donnell                  Chairman and Director
  -----------------------------
  Thomas M. O'Donnell




  /s/ Robert T. Clutterbuck                Treasurer (Principal Accounting and
  -----------------------------            Financial Officer)
  Robert T. Clutterbuck


  /s/ James A. Karman                      Director
  -----------------------------
  James A. Karman

  /s/ Frederick R. Nance                   Director
  -----------------------------
  Frederick R. Nance




  /s/ Willard E. Carmel                    Director
  -----------------------------
  Willard E. Carmel




  /s/ Rena J. Blumberg                     Director
  -----------------------------
  Rena J. Blumberg



  /s/ Donald E. Weston                     Director
  -----------------------------
  Donald E. Weston



                                           Director
  -----------------------------
  Edward Fruchtenbaum

                          CALFEE, HALTER & GRISWOLD
                       1400 McDONALD INVESTMENT CENTER
                            CLEVELAND, OHIO 44114



                              December 28, 1995





McDonald & Company Investments, Inc.
McDonald Investment Center
800 Superior Avenue
Cleveland, Ohio  44114


                 We are familiar with the proceedings taken and proposed to be taken by McDonald & Company Investments, Inc., a Delaware corporation (the "Company"), with respect to 1,040,000 shares of Common Stock, par value $1.00 per share (the "Shares"), of the Company to be offered and sold from time to time pursuant to the Company's 1995 Stock Bonus Plan (the "Plan"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

                 In this connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended, records of proceedings of the Board of Directors and stockholders of the Company, and such other records and documents as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that the Shares, when issued pursuant to the terms and conditions of the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

                 This opinion is limited to the General Corporation Law of the State of Delaware and we express no view as to the effect of any other law on the opinion set forth herein.

                 We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                Very truly yours,



                                                CALFEE, HALTER & GRISWOLD

                                                                    EXHIBIT 23.1





                 We consent to the incorporation by reference in the Registration Statement (Form S-8) and in the related Prospectus pertaining to the 1995 Stock Bonus Plan of McDonald & Company Investments, Inc. of our report dated May 2, 1995 with respect to the consolidated financial statements and schedules of McDonald & Company Investments, Inc. included and incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 1995, filed with the Securities and Exchange Commission.





Ernst & Young LLP




Cleveland, Ohio
December 28, 1995

                                                                    EXHIBIT 23.2





                               CONSENT OF COUNSEL


                 The consent of Calfee, Halter & Griswold is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.

                                                                    EXHIBIT 24.1





                      MCDONALD & COMPANY INVESTMENTS, INC.

                               POWER OF ATTORNEY


                 KNOW ALL MEN BY THESE PRESENTS, that McDonald & Company Investments, Inc. hereby constitutes and appoints Thomas M. O'Donnell, William
B. Summers, Jr., Robert T. Clutterbuck and Thomas F. McKee, or any one or more of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

                 IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio as of December 28, 1995.

                                        MCDONALD & COMPANY INVESTMENTS, INC.



                                        By: /s/ William B. Summers, Jr.
                                            --------------------------------
                                            William B. Summers, Jr.,
                                            President and Chief Executive
                                            Officer

                                                                    EXHIBIT 24.1
                                                                     (Continued)





                      MCDONALD & COMPANY INVESTMENTS, INC.

                              Certified Resolution


                 I, THOMAS F. McKEE, Secretary of McDonald & Company Investments, Inc., a Delaware corporation (the "Company") do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors on August 2, 1995, and that the same has not been changed and remains in full force and effect.

                 RESOLVED, that Thomas M. O'Donnell, William B. Summers, Jr., Robert T. Clutterbuck and Thomas F. McKee, be, and each of them hereby is, appointed as the attorney of McDonald & Company Investments, Inc., with full power of substitution and resubstitution for and in the name, place and stead of the Company to sign, attest and file a Registration Statement on Form S-8, or any other appropriate form that may be used from time to time, with respect to the issue and sale of its Common Stock, and any and all amendments, post-effective amendments and exhibits to such Registration Statement and any and all applications or other documents to be filed with the Securities and Exchange Commission or any national securities exchange pertaining to the listing thereon of the Common Stock covered by such Registration Statement or pertaining to such registration and any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of said Common Stock with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above authority to do the foregoing on behalf and in the name of any duly authorized officer of the Company; and the President and Chief Executive Officer of the Company be, and hereby is authorized and directed for and on behalf of the Company to execute a Power of Attorney evidencing the foregoing appointment.



                                        /s/ Thomas F. McKee
                                        -------------------------------
                                        Thomas F. McKee, Secretary

Dated: December 28, 1995

                      McDONALD & COMPANY SECURITIES, INC.
                                 EXHIBIT INDEX


Exhibit                                                            Sequential
Number                            Description                         Page
-------                           -----------                      ----------

  4.1        1995 Stock Bonus Plan

  5.1 Opinion of Calfee, Halter & Griswold regarding the validity of the securities being registered (see
             Page II-7 of this Registration Statement).

 23.1        Consent of Ernst & Young (see Page II-8 of this
             Registration Statement).

 23.2 Consent of Calfee, Halter & Griswold (see Page II-9 of this Registration Statement).

 24.1        Power of Attorney and related Certified Resolution
             (see Pages II-10 and II-11 of this Registration
             Statement).









                                      E-1